EXHIBIT 4.3




                              CERTIFICATE OF TRUST

                                       OF

                          BEAR STEARNS CAPITAL TRUST I


               THIS Certificate of Trust of Bear Stearns Capital Trust I (the "Trust"), dated as of January 14, 1997, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. D. ss. 3801, et seq.).
                                               -------           -- ----

               1.   Name.  The name of the business trust formed hereby is
                    ----
     Bear Stearns Capital Trust.

               2.   Delaware Trustee.  The name and business address of the
                    ----------------
     trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

               3.   Effective Date.  This Certificate of Trust shall be
                    --------------
     effective upon the Trust, has executed this Certificate of Trust as of the date first-above written.


                         CHASE MANHATTAN BANK DELAWARE,
                         not in its individual capacity but
                         solely as trustee of the Trust



                         By:/s/ John J. Cashin
                            --------------------------------
                             Name: John J. Cashin
                             Title:     Senior Trust Officer



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